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Exhibit 10(i)


                       AMENDMENT DATED NOVEMBER 3, 1997
                                      TO
                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT


     Amendment, dated November 3, 1997, to the Amended and Restated Employment Agreement between Computervision Corporation (the "Company") and Kathleen A. Cote (the "Employee") dated as of September 4, 1996 (the "Original Employment Agreement"), as amended by amendments dated September 22, 1997 and October 16, 1997 (the "Amendments"). All capitalized terms not defined herein shall have the meanings set forth in the Original Employment Agreement.

     WHEREAS, pursuant to the Amendment dated September 22, 1997, the Company granted to the Employee an Earnings-Based Stock Option for the purchase of up to a maximum of 175,000 shares of Common Stock of the Company and a Stock-Price-Based Stock Option for the purchase of up to a maximum of 75,000 shares of Common Stock of the Company (the "Options"); and

     WHEREAS, the Company and the Employee desire to rescind in their entirety the Options and both of the Amendments;

     NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the Company and the Employee agree as follows:

     1. The Company and the Employee hereby agree to the rescission, cancellation and termination (collectively, "rescission") of the Amendments and the Options, effective immediately.

     2. As a result of the rescission of the Amendments, the Company and the Employee hereby agree that the terms and conditions of employment of the Employee shall be governed solely by the terms and conditions of the Original Employment Agreement, effective as of the date of the first of the Amendments, to wit, September 22, 1997.

     3. The Company hereby acknowledges receipt from the Employee of the Options, without the payment of any consideration therefor, and the Employee acknowledges that the Options are hereby rescinded and are of no further force and effect.

     4. Except as specifically amended by this Amendment, the Original Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                        COMPUTERVISION CORPORATION



                                        By:_______________________________
                                        Title


                                        KATHLEEN A. COTE



                                         _________________________________

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